PRESS RELEASE

      FOR RELEASE:                                IMMEDIATE

      CONTACTS:                                   Karen Chrosniak,
                                                  Director of Investor Relations
                                                  Ed Babcock, VP of Finance
                                                  877-496-6704



                        ADELPHIA BUSINESS SOLUTIONS, INC ANNOUNCES
                      RIGHTS OFFERING TO HOLDERS OF ITS COMMON STOCK


                       Coudersport, PA - February 14, 2001

      Adelphia Business Solutions, Inc. ("the Company") (NASDAQ NNM: ABIZ) announced today that it will make a rights offering to the record holders of its outstanding Class A and Class B Common Stock as of the close of business on February 19, 2001, which is the record date. The rights offering will involve the offer of approximately 53,772,548 shares of newly issued Class A Common Stock and approximately 52,715,788 shares of newly issued Class B Common Stock. Under the rights offering, the Company will distribute, at no cost to its stockholders, 1.5 non-transferable subscription rights for each share of common stock held by holders of its Class A and Class B Common Stock on the record date. Each whole right will entitle holders of Class A Common Stock or Class B Common Stock, respectively, to purchase one share of the same class of common stock at a subscription price of $7.28 per share. The rights offering will expire on March 19, 2001, the expiration date. No fractional rights will be issued.

      Adelphia Communications Corporation, the owner of approximately 59.4% of the Company's outstanding common stock, has advised the Company that it intends to exercise its subscription rights in full, and would thereby acquire approximately 63.3 million shares of common stock for approximately $461 million. The Company anticipates that the rights offering will commence, and that the prospectus and related offering materials will be mailed to stockholders, on or about February 20, 2001. The Company plans to use the proceeds of the rights offering to repay revolving credit borrowings and for other general corporate purposes.

      The rights offering will be made only by means of a prospectus, which will be available from American Stock Transfer & Trust Company, the subscription agent for the rights offering, by calling (800) 937-5449

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      within the United States and by calling (718) 921-8200 outside of the
      United States. Subscription materials may also be obtained from American Stock Transfer & Trust Company, which is located at 59 Maiden Lane, Plaza Level, New York, NY 10038.

      This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Class A Common Stock or the Class B Common Stock in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

      The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company's business, which include among others, competitive developments, risks associated with the Company's growth and financings, the cost and availability of capital, the development of the Company's markets, regulatory risks, reliance on vendors, dependence on its customers and their spending patterns, the ability of the Company to design and construct fiber optic networks and related facilities, and other risks which are discussed in the Company's filings with the Securities and Exchange Commission. Additional information regarding factors that may affect the business and financial results of Adelphia Business Solutions can be found in the Company's filings with the Securities and Exchange Commission, including the prospectus and most recent prospectus supplement under Registration Statement File No. 333-11142 (formerly No. 333-88927), under the caption "Risk Factors," and the Company's filings under the Securities Exchange Act of 1934. The Company does not undertake to update any forward looking statements in this press release or with respect to matters described herein.